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                                                                       EXHIBIT 5

[LETTERHEAD OF DLA PIPER RUDNICK GRAY CARY US LLP]
4365 Executive Drive, Suite 1100, San Diego, CA  92121-2189
Phone:  858-677-1400  Fax:  858-677-1477  www.dlapiper.com

January 19, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

As legal counsel for QUALCOMM Incorporated, a Delaware corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 53,084,830 shares of the Common Stock, $0.0001 par value (the "Registration Statement"), of the Company which may be issued pursuant to the exercise of options granted under the 2001 Stock Incentive Plan of Berkana Wireless Inc., the 2002 Stock Plan of Berkana Wireless Inc. and the 2002 Executive Stock Plan of Berkana Wireless Inc. (together, the "Plans") and assumed by QUALCOMM Incorporated.

We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We are admitted to practice only in the State of California and we express no opinion concerning any law other than the law of the State of California, the corporation laws of the State of Delaware and the federal law of the United States. As to matters of Delaware corporation law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. We have not obtained opinions of counsel licensed to practice in jurisdictions other than the State of California.

Based on such examination, we are of the opinion that the 53,084,830 shares of Common Stock which may be issued under the Plans and assumed by QUALCOMM Incorporated are duly authorized shares of the Company's Common Stock, and, when issued against receipt of the consideration therefor in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

Respectfully submitted,


/s/ DLA Piper Rudnick Gray Cary US LLP

DLA PIPER RUDNICK GRAY CARY US LLP